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                                                                  Exhibit 10.16A

                   KEY EMPLOYEE EMPLOYMENT AGREEMENT ADDENDUM

This ADDENDUM to the KEY EMPLOYEE EMPLOYMENT AGREEMENT (executed on June 21,
1999) ("Agreement") entered into this ______ day of February, 2001 by and between ADVANCED SWITCHING COMMUNICATIONS, INC., a Delaware corporation ("Employer") and Harry D'Andrea ("Employee"), an individual resident of Potomac, MD is effective as of the 31st day of December 2000.

SECTION 3 e is hereby added as follows:

STOCK OPTIONS: A new hire stock option grant of 180,000 shares of ASC's common stock is awarded with Board approval subject to the Second 1998 Nonqualified Stock Option Plan. The vesting period for the options is 45,000 (25%) shares on June 21, 2000 which is the 1-year anniversary of the effective date of the grant, 45,000 (25%) shares on June 21, 2001, 45,000 (25%) shares on June 21,
2002, and the remaining 45,000 (25%) shares on June 21, 2003 provided the employee is employed on these dates. In case of Change of Control as described within the Stock Option Plan, all remaining options will fully vest.

SECTION 10 b is amended as follows:

b. WITHOUT CAUSE: Without cause, the Employee may terminate this Agreement upon two (2) weeks written notice to the Employer. In such event, Employee shall continue to render his services up to the date of termination. Without cause, the Employer may terminate this agreement at any time by paying one year's base salary. Termination without cause by Employee shall mean the voluntary termination of the Agreement by Employee. In such event, Employee, if requested by the Employer, shall continue to render his services and shall be paid his regular compensation, including any declared but unpaid bonuses, up to the date of termination.

SECTION 10 c is hereby added as follows:

c. CONSTRUCTIVE DISMISSAL: If one of the following events occur during Employee's employment, then Employee may resign his ASC employment as being constructively dismissed and receive payment of one year's base salary.

                  1. If Employee is demoted from the position of Chief Financial Officer (which title may be changed) without his consent.

                  2. If Employee's duties are materially reduced or the level of his job responsibilities is materially reduced without his consent.

                  3.       If Employee's base salary is reduced.

The remainder of the KEY EMPLOYEE EMPLOYMENT AGREEMENT dated June 21, 1999 will remain in full force and effect. In WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


EMPLOYER:                                  EMPLOYEE:
ASC, INC.
BY:  _______________________               BY:      _____________________

Title: _____________________



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                         EXECUTIVE SEPARATION AGREEMENT


         This Executive Separation Agreement (the Agreement) is entered into this 15th day of March, 2001, between Advanced Switching Communications, Inc. ("ASC") and Lisa Adams (the "Executive") (sometimes collectively referred to as the "Parties").

         WHEREAS:

         A. Executive was employed by ASC as a Sr. Vice President of Sales and by mutual agreement, Executive's employment with ASC shall be deemed terminated effective as of March 15, 2001 through Executive's resignation of employment.

         B. Company and Executive now desire to resolve all disputes, claims or charges that may exist between them in any way relating to or arising out of Executive's hire, employment, remuneration or termination from ASC, in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

         Now, therefore, in consideration of the mutual promises, conditions and covenants set forth below, the parties hereto agree as follows:

1        Executive's Termination of Employment

         1.1 By virtue of ASC waiving the required two week notice period for resignation of employment, Executive hereby acknowledges that her employment with ASC shall be deemed terminated effective as of March 15, 2001 and she is providing a resignation letter simultaneously with the execution of this Agreement (the Termination Date).

2        Separation Payments

         2.1 ASC shall provide Executive with separation payments equal to her base pay less statutory withholdings on ASC's normal payroll schedule until September 15, 2001, (the Separation Payments) once this agreement is irrevocable.

         2.2 Vacation pay accrued but not taken by Executive as of the Termination Date shall be paid to Executive following March 15, 2001.

         2.3 The Separation Payment shall be paid by check made payable to Executive and shall be mailed to Executive at 6521 NW 39th Terrace, Boca Raton, FL 33496 unless ASC is otherwise notified in writing.



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3        Medical Insurance and Other Benefits

         3.1 Executive acknowledges that, subject to her rights under the CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT (COBRA), she may continue to remain covered under ASC's medical and dental insurance plans at her own expense for up to eighteen (18) months. During the six month period from March 15, 2001 through September 15, 2001 that ASC is providing separation payments as described in article 2.1 above, ASC contemporaneously will underwrite the costs of Executive's COBRA coverage if she elects to continue her health insurance coverage under COBRA.

         3.2 As of the termination date, Executive's vested options as of March 15, 2001 for 125,000 shares of company common stock shall be exercisable in accordance with Exhibit A attached hereto. All other options previously granted to employee shall expire and terminate on the Termination Date.

         3.3 ASC is willing to reimburse you for reasonable business expenses incurred by you on behalf of the company within 14 days after they have been submitted as long as they have been submitted within 30 days of your termination date and are submitted in accordance with company policy including, any appropriate documentation that may reasonably be requested by the company.

4        No Other Amounts Owed

         4.1 The payments and items provided for in articles 2 and 3 above shall constitute the entire, maximum, and only financial or other obligation of ASC to Executive under this Agreement or otherwise.

         4.2 Executive expressly acknowledges and agrees that the payments provided for in this Agreement are in lieu of and exceed any other compensation or payments to which she may be entitled by virtue of her employment with and/or termination from ASC.

5        No Admission

         5.1 Neither the payment of the above-referenced amounts, nor the execution or performance of any terms of this Agreement shall constitute or be construed as an admission of any liability whatsoever by ASC to Executive.

6        Employment Reference and Nondisparagement

         6.1 If ASC receives any inquiries from prospective future employers of Executive, ASC shall confirm only dates of employment and position held.



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         6.2      ASC, through the officers named below, and Executive will not orally or in writing defame, criticize or willfully disparage, or in any manner undermine the reputation of the other, and in the case of ASC, includes any subsidiary or affiliated corporation of ASC itself, or any employee, officer or director of the Company or any subsidiary or affiliate of the Company, except as required by compulsion of law to truthfully testify. A disparaging statement is any communication, oral or written, which is intended, or would tend, to cause the recipient of the communication to question the business condition, quality of products and services, legal compliance, integrity, competence, fairness or good character of ASC or the person to whom the communication relates. The ASC officers bound by this provision are Harry D'Andrea, Asghar Mostafa, Larry Kraft, Robert Stewart, Jim Loehndorf, Ron Westernik, Jeffrey Range, Glen Hunt, Alex Dobson, and Tom Ma.


7        Release

         7.1 For the valuable consideration set out in this Agreement, the receipt and adequacy of which are hereby acknowledged, and except as specifically set forth in paragraph 7.5 below:

                  7.1.1 Executive, on behalf of herself, and each of her heirs, executors, administrators, successors and assigns, does hereby release and forever discharge ASC, and any of its parent companies, subsidiaries, affiliates, divisions, predecessors, successors, agents, representatives, officers, directors, employees, shareholders, heirs, assigns, past and present, and their attorneys, and all persons acting by, through, under or in concert with them or any of them (the ASC Releasees), of and from any and all manner of action or actions, cause or causes of action, in law or in equity for indemnity or otherwise, suits, grievances, arbitrations, complaints, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called Claims), which the Executive now has or may hereafter have against the ASC Releasees, by reason of any matter, cause or thing whatsoever occurring or existing up to and inclusive of the Effective Date of this Agreement, including but not limited to those claims arising out of:

                           7.1.1.1 the contract of employment between Executive and ASC;

                           7.1.1.2  the termination of the contract of
                                    employment between Executive and ASC;

                           7.1.1.3 Executive's loss of position, status, future job opportunity, or reputation;

                           7.1.1.4 losses related to the timing of Executive's conclusion of employment or the manner in which it was effected;



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                           7.1.1.5  the loss of benefits, benefits eligibility,
                                    or benefits insurance coverage previously provided to Executive by ASC or available to Executive in connection with her employment with ASC , including but not limited to benefits, benefits eligibility or benefits insurance coverage relating to or arising from the following matters: medical fees, charges, or expenses; extended health fees, charges, or expenses; dental fees, charges, or expenses; sick pay or sick leave; life insurance (including life insurance conversion privileges); 401(k) contributions; pension contributions or benefits; short term disability; long term disability; the Stock Option Plan; and any other type of loss or damages.

         7.2 Without limiting the generality of the foregoing, the Claims released herein include any Claims arising out of, based upon or in any way related to:

                  7.2.1 any property, contract or tort claims, including wrongful discharge, breach of employment contract, breach of the covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy or any other common law claim of any kind;

                  7.2.2 any violation or alleged violation of Title VII of the CIVIL RIGHTS ACT OF 1964, as amended, the AGE DISCRIMINATION IN EMPLOYMENT ACT, as amended, the OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, the EQUAL PAY ACT, as amended, the FAIR LABOR STANDARDS ACT, the EMPLOYEE RETIREMENT INCOME SECURITY ACT, the AMERICANS WITH DISABILITIES ACT, the CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, the CALIFORNIA LABOR CODE, the CALIFORNIA UNEMPLOYMENT INSURANCE ACT, the CALIFORNIA WORKERS COMPENSATION ACT, the CIVIL RIGHTS ACT OF 1866, the CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT, CALIFORNIA LABOR CODE SECTION 1102.5, the CALIFORNIA FAMILY RIGHTS ACT, OR the FAMILY AND MEDICAL LEAVE ACT OF 1993;

                  7.2.3 any claims for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health, disability or medical insurance or any other fringe benefit; and

                  7.2.4 any claim relating to or arising under any other local, state or federal statute or principle of common law (whether in contract or in tort) governing the employment of individuals, discrimination in employment and/or the payment of wages or benefits.

         7.3 IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EXECUTIVE SHOULD BE AWARE OF THE FOLLOWING:

                  7.3.1 You have the right to consult with an attorney before signing this Agreement;

                  7.3.2 You have twenty-one (21) days to consider this Agreement; and



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                  7.3.3    You have seven (7) days after signing this Agreement
                           to revoke this Agreement, and this Agreement shall not be effective until that revocation period has expired. ASC reserves the right to withdraw this Agreement prior to its acceptance by you.

                  Executive agrees that if she signs this Agreement but then chooses to revoke this Agreement pursuant to subparagraph 7..3.3 above, this Agreement and all of its terms shall immediately terminate including payments thereunder.

         7.4 Executive acknowledges that she has been advised of and is familiar with the provisions of the CALIFORNIA CIVIL CODE
                  SECTION 1542 which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

                  Executive, being aware of said Code section, hereby expressly waives any rights she may have thereunder, as well as under any other statutes or common law principles of similar effect.

         7.5 Notwithstanding anything to the contrary set forth above, the Parties expressly acknowledge and agree that the releases contained in this article 7 are not intended to apply to:

                  7.5.1 the obligations and representations of the Parties set forth in this Agreement;

                  7.5.2 Executive's rights, if any, to indemnity pursuant to CALIFORNIA LABOR CODE 2802 and/or the CALIFORNIA CORPORATIONS CODE 317.

         7.6 Executive represents and warrants that there has been and there shall be no assignment or other transfer of any interest in any claim that she may have against ASC Releasees, or any of them.

         7.7 ASC agrees to release Executive from any and all civil claims arising out of or in the course of her employment with ASC with the exception of a release of claims constituting criminal conduct. ASC further acknowledges that Executive's only post-employment restrictions are contained within this Executive Separation Agreement and that all restrictive covenants and agreements not to compete previously agreed to by parties (including those set forth in Section 7(b) of the September 22, 2000 Employment Agreement between the parties) are hereby cancelled and unenforceable.

         7.8 The Parties agree that if any of them hereafter commences, joins in, or in any manner seeks relief against any of their respective releases through any suit arising out of, based upon, or relating to any of the Claims releases hereunder or in any manner asserts against their respective Releasees, or any of them, any of the claims released hereunder, then that party shall pay in addition to any other damages caused thereby, all attorneys' fees and costs incurred by the affected Releasees in defending or otherwise responding to said suit or claim.


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8        Solicitation of Employees

         8.1 Executive shall not under any circumstances solicit any employees of ASC, its subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives, to leave their employment for a period of twenty-four (24) months after the Termination Date.

         8.2      Executive shall not:

                  8.2.1 solicit or otherwise encourage any employee or former employee of ASC, it subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives, to file or assert any claim, charge or litigation against ASC, its subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives, in any way relating to their employment; or

                  8.2.2 voluntarily cooperate or otherwise offer assistance of any kind to any employee or former employee of ASC, its subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives, in the employees' or former employee's filing or prosecution of any claim, charge or litigation against ASC, its subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives, in any way relating to their employment, unless compelled to do so by law.

9        Confidential Business Information and Tangible Property

         9.1 Executive shall hold in strictest confidence and not disclose, directly or indirectly, to any person, firm or corporation, without the express prior written consent of ASC, any trade secrets or any confidential business information, including, but not limited to, corporate planning, production, distribution or marketing processes; manufacturing techniques; customer lists or customer leads; marketing information or procedures; development work; work in process; financial statements or notes, schedules or supporting financial data; or any other secret or confidential matter relating to the products, sales or business of company, its subsidiaries, affiliates, divisions, predecessors, successors, agents, or representatives. Trade Secrets include information not generally known to the public regarding ASC's engineering capabilities, products, designs and prototypes in development.

         9.2 Executive agrees that within ten (10) days after the signing of this Agreement she shall deliver to ASC and shall not keep in her possession or deliver to anyone else, any and all company credit cards, notes, memoranda, specifications, financial statements, customer lists, product surveys, data, documents, other material containing or disclosing any of the matters referred to in paragraph 9.1 above and all other items of ASC property in her possession.

         9.3 Executive acknowledges that any breach of the provisions of this article 9 by her shall cause irreparable injury to ASC, for which the available remedies at law shall not be adequate. Accordingly, in the event of any such breach or threatened breach of any provision of this article in addition to any other remedy provided by law or in equity, ASC



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                  shall be entitled to appropriate injunctive relief, in any court of competent jurisdiction, restraining Executive from any such actual or threatened breach of this article. Executive stipulates to the entry against Executive of any such temporary, preliminary or permanent injunction and agrees not to resist ASC's application for such equitable relief, except on the grounds that the acts or omissions alleged by ASC did not violate any of the provisions of this article.

10       Confidentiality

         10.1 In addition to the confidentiality provisions of article 9, Executive shall keep confidential and not disclose any of the terms of this Agreement to any person whatsoever (including, but not limited to, any current or former employees of ASC except her attorneys, tax advisors, immediate family and significant other) unless required to do so by law.

11       Miscellaneous

         11.1 This Agreement shall be governed by the law of the Commonwealth of Virginia, Company's principal place of business, without giving effect to Virginia's conflict of laws. The parties hereto agree that the proper venue for any dispute shall be the Fairfax County Circuit Court or the United States District Court for the Eastern District of Virginia, Alexandria Division and in the event that there is no other manner of service hereby appoint the Secretary of the Commonwealth of Virginia.

         11.2 This Agreement shall not be subject to attack on the ground that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

         11.3 This Agreement represents the sole and entire agreement among the Parties and supersedes all prior agreements, negotiations, and discussions between the Parties hereto and/or their representatives. Any amendment to this Agreement must be in writing specifically referring to this Agreement and signed by duly authorized representatives of all of the Parties hereto.

         11.4 The Parties agree that the language of this Agreement shall not be construed for or against any particular party.

         11.5 The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

         11.6 Executive acknowledges and agrees that (i) ASC has advised her of her right to consult an attorney before signing this Agreement, (ii) she has consulted an attorney to the extent she deems advisable, (iii) she fully understands the provisions of this Agreement and their effect, and (iv) she is signing this Agreement voluntarily and free from duress.

         11.7 All monetary sums in this Agreement are in United States currency.

         11.8 This Agreement may be executed in one or more counterparts, each of which is deemed an original, and all of which constitute one instrument.

         11.9 This Agreement shall be considered executed and delivered when either:



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                  11.9.1   an originally executed copy has been delivered to
                           each party; or

                  11.9.2 when a facsimile of the Agreement evidencing this signatures of all the Parties has been transmitted by facsimile to each party and each party has acknowledged receipt by return facsimile.

         11.10 The Effective Date of this Agreement shall be that date which is seven (7) days after the date on which Executive signs this Agreement, provided that Executive has not exercised her right to revoke this Agreement pursuant to subparagraph 7.3.3 above.



         Witness our signatures and seals as of the date written below.


Advanced Switching Communications,              Employee
Inc.

By:_____________________________(SEAL)              ______________________(SEAL)
Title:                                              Lisa Adams

Date:_______________________________                Date: ______________________



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                                                                       EXHIBIT A

                     ADVANCED SWITCHING COMMUNICATIONS, INC.
                        NOTICE OF GRANT OF STOCK OPTIONS
                                    ADDENDUM

Name of Participant:                        Lisa Adams
Address of the Participant:                 6321 NW 39th Terrace, Boca Raton, FL  33496
Non-Qualified Stock Option Grant No:        00000300
Date of Grant:                              September 25, 2000
Total Number of Shares Granted:             500,000


Effective in accordance with the date your Executive Separation Agreement become irrevocable, your stock grant No. 300, dated October 10, 2000 and referenced above is amended such that you may exercise your vested options (125,000) at the granted exercise price of $13.00 for up to six months after termination of your employment on March 15, 2001. Therefore, all your unvested options will expire upon termination of employment on March 15, 2001 and your vested options will expire and all rights thereunder shall terminate on September 15, 2001 to the extent they have not been exercised. All other provisions of the Advanced Switching Communications, Inc. 2000 Stock Incentive Plan ("Plan") remain unchanged and continue in full force and effect.

This amendment is made by the authority and with the approval of the Committee appointed by the Board of Directors charged with administering the Plan.

By your signature and Advanced Switching Communications, Inc.'s signature by its agent below, you agree that this option amendment and the initial option grant are governed by the terms and conditions of Advanced Switching Communication's 2000 Stock Incentive Plan. Optionee represents that she is familiar with the terms and conditions of the Grant Agreement and accepts the option and option amendment subject to all the terms and conditions thereof. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of Advanced Switching Communications, Inc. upon any questions arising under this agreement.




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For Advanced Switching Communications, Inc.       Date


-----------------------------------------     -------------------
Optionee                                           Date


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